Exhibit 10.1

FORM OF INDEMNITY AGREEMENT

DATED as of the      day of             , 2006

BETWEEN:

GASTAR EXPLORATION LTD., a corporation subsisting under the laws of Alberta (the “Corporation”)

AND

                                          (the “Indemnified Party”)

WHEREAS Section 124(1) of the Business Corporations Act (Alberta) (the “Act”), under which the Corporation is subsisting, provides that a corporation may indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if (a) the director or officer acted honestly and in good faith with a view to the best interests of the Corporation and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful;

AND WHEREAS the by-laws (the “By-Laws”) of the Corporation permit indemnification in accordance with the foregoing and in such other circumstances as the Act permits or requires;

AND WHEREAS, Section 124(2) of the Act provides that a corporation may with the approval of a court indemnify a person referred to in subsection 124(1) in respect of any civil, criminal or administrative action by or on behalf of the corporation or body corporate to procure a judgement in its favour, to which the person is made a party by reason of being or having been a director or officer of the Corporation or body corporate against all costs, charges and expenses reasonably incurred by the director or officer in connection with the action, if (a) the director or officer acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of another corporate entity for which the individual acted as a director or officer at the Corporation’s request and (b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful;

AND WHEREAS in addition, Section 124(3) of the Act provides that notwithstanding anything in Section 124, a person referred to in subsection 124(1) of the Act is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if the person seeking indemnity (a) was substantially successful on the merits in the person’s defence of the action or proceeding, (b) fulfills the conditions set out in subsection 124(1) of the Act and (c) is fairly and reasonably entitled to indemnity;

AND WHEREAS in addition, Section 124(4) of the Act empowers a corporation to purchase and maintain insurance for the benefit of an individual referred to in subsection 124(1) against any liability incurred by the person: (a) in the person’s capacity as a director or officer of the Corporation, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the Corporation; or (b) in the person’s capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the Corporation’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate;

AND WHEREAS the Corporation desires to have the Indemnified Party serve or continue to serve as a director or officer of the Corporation, or as a director and/or officer, or similar capacity (collectively referred to herein as “director or officer”), of another entity if the individual acts or acted in that capacity at the Corporation’s request (each other entity is referred to herein as an “Affiliate”) of which he has been or is serving, or will serve at the request of the Corporation, free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of the Indemnified Party being, or having been, a director or officer of the Corporation or an Affiliate or by reason of the Indemnified Party’s decisions or actions on their behalf;

AND WHEREAS the Indemnified Party is willing to serve, or to continue to serve, or to take on additional service for, the Corporation or the Affiliates in such aforesaid capacities on the condition that he be indemnified as provided for herein;

NOW THEREFORE, IN CONSIDERATION OF the premises and mutual covenants herein contained, and in consideration of the sum of One ($1.00) Dollar paid by the Indemnified Party to the Corporation (the receipt of which is hereby acknowledged) and the Indemnified Party acting and/or agreeing to act or to continue to act as a director or officer of the Corporation or of an Affiliate, the Corporation and the Indemnified Party do hereby covenant and agree as follows:

1. Agreement to Serve

The Indemnified Party agrees to serve or continue to serve as a director or officer (in the case of an officer of the Corporation, at the will of the Corporation or Affiliate or under a separate contract, if any such contract exists or shall hereafter exist) of the Corporation or of an Affiliate honestly and in good faith with a view to the best interests of the Corporation or Affiliate so long as he is duly elected and qualified in accordance with the provisions of the Act and the By-Laws; provided, however, that (a) the Indemnified Party may at any time and for any reason resign from such position (subject to any contractual obligations which the Indemnified Party shall have assumed apart from this Agreement) and (b) neither the Corporation nor any Affiliate shall have any obligation under this Agreement to continue the Indemnified Party in any such position.

2. Indemnification

(a)	To the full extent allowed by law, the Corporation and its Affiliate, as the case may be, jointly and severally agree to indemnify and save harmless the Indemnified Party, his heirs, successors and legal representatives from and against any and all damages, liabilities, costs, charges or expenses suffered or incurred by the Indemnified Party, his heirs, successors or legal representatives, directly or indirectly, as a result or by reason of the Indemnified Party being or having been or having agreed to serve as a director or officer of the Corporation or an Affiliate or by reason of any action taken by the Indemnified Party in his capacity as a director or officer of the Corporation or an Affiliate, including without limitation, any liability for unpaid employee wages, provided that such damages, liabilities, costs, charges or expenses were not suffered or incurred as a direct result of the Indemnified Party’s own fraud.

(b)	In addition and without limitation of Section 2(a), above, the Corporation agrees:

(i)	to indemnify the Indemnified Party and the Indemnified Party’s heirs, successors and legal representatives against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or to satisfy a judgment, reasonably incurred by the Indemnified Party in respect of any civil, criminal or administrative action or proceeding to which the Indemnified Party is made a party by reason of being or having been or having agreed to serve as a director or officer of the Corporation or an Affiliate, if the Indemnified Party met the following standard of conduct (the “Standard of Conduct”):

(1)	the Indemnified Party acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of an Affiliate; and

(2)	in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful;

(ii)	to indemnify the Indemnified Party and the Indemnified Party’s heirs, successors and legal representatives in respect of an action by or on behalf of the Corporation or an Affiliate to procure a judgment in its favour, to which the Indemnified Party is made a party because of the Indemnified Party’s association with the Corporation or an Affiliate, against all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with such action if the Indemnified Party has met the Standard of Conduct set forth in subsections 2(b)(i)(1) and (2) set out above and if the Corporation obtains the approval of a Court (pursuant to the Act) to grant such indemnity;

(iii)	to indemnify the Indemnified Party and the Indemnified Party’s heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or to satisfy a judgment, incurred by the Indemnified Party in respect of any civil, criminal or administrative action or proceeding to which the Indemnified Party is made a party and which action or proceeding relates to the duties or responsibilities of the directors and/or officers of the Company during a time which predates the appointment of the Indemnified Party as a director and/or officer of the Company.

(iv)	in the event that the approval of the Court is required to effect any indemnification granted hereunder, the Corporation agrees to make application for and use its best efforts to obtain the Court’s approval to such indemnification provided that the Indemnified Party has met the Standard of Conduct set forth in subsection 2(b)(i)(1) and (2) herein;

(v)	notwithstanding subsections 2(b)(i) and (ii) above, to indemnify the Indemnified Party and the Indemnified Party’s heirs, successors and legal representatives in respect of all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with the defence of any civil, criminal or administrative action or proceeding to which the Indemnified Party is subject because of the Indemnified Party’s association with the Corporation or an Affiliate if the Indemnified Party:

(1)	was not judged by the Court or other competent authority to have committed fraud; and

(2)	has met the Standard of Conduct set out in subsections 2(b)(i)(1) and (2) set out above;

(vi)	to indemnify the Indemnified Party and the Indemnified Party’s heirs, successors and legal representatives in respect of all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with the defence of any threatened civil, criminal or administrative action or proceeding or alleged wrongdoing (or settlement thereof with the consent of the Corporation) brought against the Indemnified Party because of the Indemnified Party’s association with the Corporation or an Affiliate; and

(vii)	for the purposes of this Agreement including, without limitation, Section 2 hereof, the termination of any civil, criminal or administrative action or proceeding by judgement, order, settlement, conviction or similar or other result shall not, of itself, create a presumption either that the Indemnified Party did not act honestly or in good faith with a view to the best interests of the Corporation or the Affiliate or that, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party did not have reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

(c)	The intention of this Agreement is to provide the Indemnified Party indemnification to the fullest extent permitted by law and without limiting the generality of the foregoing and notwithstanding anything contained herein:

(i)	nothing in this Agreement shall be interpreted, by implication or otherwise, in limitation of the scope of the indemnification provided in Section 2(a) and (b) hereof; and

(ii)	Section 2(b) is intended to provide indemnification to the Indemnified Party to the fullest extent permitted by the Act and, in the event that such statute is amended to permit a broader scope of indemnification (including, without limitation, the deletion or limiting of one or more of the provisos to the applicability of indemnification), Section 2(b) shall be deemed to be amended concurrently with the amendment to the statute so as to provide such broader indemnification.

3. Advance of Costs; Litigation Expenses

All costs, charges and expenses reasonably incurred by the Indemnified Party in investigating, defending or appealing any civil, criminal or administrative action or proceeding, actual or threatened, covered hereunder shall, at the request of the Indemnified Party, be paid by the Corporation in advance as may be appropriate to enable the Indemnified Party to properly investigate, defend or appeal such action or proceeding, with the understanding and agreement being herein made that, in the event it is ultimately determined by a final, non-appealable judgment of a court of competent jurisdiction that the Indemnified Party was not entitled to be so indemnified, or was not entitled to be fully so indemnified, by reason of subsection 2(b)(i)(1) and (2) or otherwise, that Indemnified Party shall indemnify and hold harmless the Corporation, and repay to the Corporation forthwith after such ultimate determination such amount or the appropriate portion thereof, so paid in advance.

If a claim for:

(a)	indemnification pursuant to this Agreement is not paid in full by the Corporation within 60 days after written demand has been received by the Corporation; or

(b)	advancement or reimbursement of expenses pursuant to this Agreement is not paid in full by the Corporation within 20 days after written demand has been received by the Corporation the Indemnified Party may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnified Party shall be entitled to be paid also the expenses of prosecuting and defending such suit.

In:

(i)	any suit brought by the Indemnified Party to enforce the right to indemnification hereunder (other than a suit brought by the Indemnified Party to enforce a right to an advancement or reimbursement of expenses where the required undertaking, if any, has been received by the Corporation) it shall be a defense that, and

(ii)	any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication by a final, non-appealable judgment of a court of competent jurisdiction that, the Indemnified Party has not met the relevant Standard of Conduct.

Neither the failure of the Corporation (including its board of directors or independent legal counsel) to have made determination prior to the commencement of such suit that indemnification of the Indemnified Party is proper in the circumstances because the Indemnified Party has met the relevant Standard of Conduct set forth herein, nor an actual determination by the Corporation (including its board of directors or independent legal counsel) that the Indemnified Party has not met such Standard of Conduct, shall create a presumption that the Indemnified Party has not met the relevant Standard of Conduct or, in case of a suit brought by the Indemnified Party, be a defense to such suit. In any suit brought by the Indemnified Party to enforce a right to indemnification or to an advancement or reimbursement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnified Party is not entitled to be indemnified, or to such advancement or reimbursement of expenses, under this Agreement or otherwise by clear and convincing evidence shall be on the Corporation.

4. Other Rights and Remedies

Indemnification and advance payment of costs, charges and expenses as provided by this Agreement shall not be deemed to derogate from or exclude any other rights to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law, the articles of the Corporation or Affiliate, the By-Laws or the by-laws of such Affiliate, this Agreement, any vote of shareholders of the Corporation or Affiliate, or otherwise, both as to matters arising out of the Indemnified Party’s capacity as a director or officer of the Corporation or an Affiliate, or as to matters arising out of another capacity with the Corporation or an Affiliate while being a director or officer of the Corporation or an Affiliate, and shall continue after the Indemnified Party has ceased to be a director or officer of the Corporation or an Affiliate.

5. Limitation of Actions and Release of Claims

No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any Affiliate against the Indemnified Party, his estate, executors, administrators, legal representatives, successors or lawful heirs after the expiration of two years from the date the Indemnified Party ceased (for any or no reason) to be a director or officer of the Corporation or an Affiliate and the Corporation agrees that any claim or cause of action of the Corporation or of any Affiliate shall be extinguished and the Indemnified Party, his estate, executors, administrators, legal representatives, successors and lawful heirs deemed released therefrom absolutely unless asserted by the commencement of legal action in a court of competent jurisdiction within such two-year period.

6. Notice of Proceedings

The Indemnified Party agrees to give notice to the Corporation as soon as is reasonably practical after being served with any statement of claim, writ, notice of motion, indictment or other document commencing or continuing any civil, criminal or administrative action or proceeding against the Indemnified Party as a party by reason of being or having been or having agreed to serve as a director or officer of the Corporation or an Affiliate, and in respect of any threatened civil, criminal, or administrative action or proceeding or alleged wrongdoing against the Indemnified Party by reason of being or having been a director or officer of the Corporation or an Affiliate and the Corporation agrees to give notice to the Indemnified Party in writing as soon as is reasonably practical after:

(a)	being served with any such statement of claim, writ, notice of motion, indictment or other document commencing or continuing any civil, criminal or administrative action or proceeding naming the Indemnified Party as a party; or

(b)	receiving notice of any such threatened civil, criminal or administrative action or proceeding or alleged wrongdoing against the Indemnified Party;

provided, however, that the failure of the Indemnified Party to give such notice to the Corporation shall not adversely affect the Indemnified Party’s rights under this Agreement except to the extent that the Corporation shall have been materially prejudiced as a direct result of such failure.

The Corporation further agrees to promptly retain counsel who shall be reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in any such matter.

The Indemnified Party shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 6, and the Corporation shall have the burden of proof and overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used as a basis for determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence.

7. Right to Retain Other Counsel

In any matter described in Section 6 above the Indemnified Party shall have the right to retain other counsel to act on the Indemnified Party’s behalf provided that the fees and disbursements of such other counsel shall be paid by the Indemnified Party unless:

(a)	the Indemnified Party and the Corporation or an Affiliate shall have mutually agreed to the retention of such other counsel;

(b)	the named parties to any such action, claim, demand or proceeding (including any added third, or interpleaded parties) include the Corporation or an Affiliate and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (including the availability of different defences) in which event the Corporation and Affiliate, jointly and severally agree to pay the fees and disbursements of such counsel; or

(c)	the Corporation shall not have employed promptly counsel to assume the defense of such action, claim, demand or proceeding or after having retained counsel, the Corporation and counsel retained by the Corporation thereafter fail to diligently and in good faith defend such action, claim, demand or proceeding.

8. Indemnified Party to Cooperate

The Indemnified Party agrees to give the Corporation such information and cooperation as the Corporation may reasonably require from time to time in respect of all matters hereunder, subject to any attorney client privilege in favour of the Indemnified Party.

9. Insurance

The Corporation agrees to use its reasonable best efforts to maintain or cause to be maintained an adequate policy of insurance with respect to liability relating to its directors or officers which policy may pursuant to its terms extend to the Indemnified Party in the Indemnified Party’s capacity as a director or officer of the Corporation or an Affiliate and agrees to use its best efforts to include or cause to be included the Indemnified Party as an insured under such policy to the maximum extent reasonably possible. If the Corporation has such insurance in effect at the time that the Corporation receives from the Indemnified party notice of the commencement of a proceeding covered by such insurance, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnified Party, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnified Party in connection with such subrogation.

10. Effective Time

This Agreement shall be effective as and from the first day that the Indemnified Party became or becomes a director or officer of the Corporation or an Affiliate.

11. Notices

Unless otherwise permitted by this Agreement, all notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been fully given when (a) personally delivered to the party to whom the notice or other communication is directed, (b) sent by telecopier (with written confirmation of receipt), provided that a copy is sent by a nationally recognized overnight delivery service (receipt requested), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested) in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

if to the Indemnified Party, at:

(a) if to the Corporation, at:	Gastar Exploration Ltd.
1331 Lamar, Suite 1080
Houston, Texas 77010
Attention: President
Telecopier Number: (713) 739-1800

If the Corporation receives notice from any other source of any matter which the Indemnified Party would otherwise be obligated hereunder to give notice of to the Corporation, then the Indemnified Party shall be relieved of the Indemnified Party’s obligation hereunder to give notice to the Corporation, provided the Corporation has not suffered any material damage from the failure of the Indemnified Party to give notice as herein required.

12. Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)	the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)	to the fullest possible extent, the provisions of this Agreement (including, without limitations, all portions of any paragraphs of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.

13. Governing Law

The parties hereto agree that this agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada enforceable therein.

14. Modification and Waiver

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15. Entire Agreement

This Agreement shall supersede and replace any and all prior agreements (except any written agreement of employment between the Corporation and the Indemnified Party, which shall remain in full force and effect, except to the extent augmented or amended hereby), between the parties hereto respecting the matters set forth herein, and shall constitute the entire agreement between the parties hereto in respect of the matters set forth herein.

16. Successors and Assigns

This Agreement shall be binding upon and enure to the benefit of the Corporation and its successors and assigns and to the Indemnified Party and the Indemnified Party’s estate, executors, administrators, legal representatives, lawful heirs, successors and assigns.

17. Successor Legislation

Any references herein to any enactment shall be deemed to be references to such enactment as the same may be amended or replaced from time to time and, in the event that the Corporation is continued, incorporated, amalgamated, arranged under or otherwise becomes governed by an enactment other than the Act, then all references herein to the Act shall be deemed to be references to such enactment as the same may be amended or replaced from time to time.

18. Contribution.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Indemnified Party in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of the Indemnified Party’s costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be deemed required where such holding by the court is due to the failure of the Indemnified Party to meet the Standard of Conduct.

19. Enforcement

The Corporation shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in a court of competent jurisdiction in which a proceeding by an Indemnified Party for enforcement of his rights hereunder shall have been commenced, continued or appealed, that the obligations set forth in this Agreement are unique and special, and that the failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to the Indemnified Party, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy the Indemnified Party may have at law or in equity with respect to breach of this Agreement, the Indemnified Party shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement. The Corporation acknowledges and agrees that the Indemnified Party shall not be required to post any bond or security in any action for injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

20. Interpretation of Agreement

It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnified party to the fullest extent now or hereafter permitted by law.

21. Service of Process and Venue

For purposes of any claims or proceedings to enforce this Agreement, the Corporation hereby consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the State of Texas and waives and agrees not to raise any defense that any such course is an inconvenient forum or any similar claim.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as at the date first above written.

GASTAR EXPLORATION LTD.

Per:

Witness